                                                                     EXHIBIT 4.8


                    CONVERTIBLE DEBENTURE GUARANTEE AGREEMENT

                         WEATHERFORD INTERNATIONAL LTD.





                            DATED AS OF JUNE 26, 2002

                             CROSS-REFERENCE TABLE*


          Section of
      Trust Indenture Act                                                                        Section of
      of 1939, as amended                                                                    Guarantee Agreement
      -------------------                                                                    -------------------
            310(a)               ...................................................               4.1(a)
            310(b)               ...................................................             4.1(c), 2.8
            310(c)               ...................................................            Inapplicable
            311(a)               ...................................................               2.2(b)
            311(b)               ...................................................               2.2(b)
            311(c)               ...................................................            Inapplicable
            312(a)               ...................................................               2.2(a)
            312(b)               ...................................................               2.2(b)
              313                ...................................................                 2.3
            314(a)               ...................................................                 2.4
            314(b)               ...................................................            Inapplicable
            314(c)               ...................................................                 2.5
            314(d)               ...................................................            Inapplicable
            314(e)               ...................................................            1.1, 2.5, 3.2
            314(f)               ...................................................              2.1, 3.2
            315(a)               ...................................................               3.1(d)
            315(b)               ...................................................                 2.7
            315(c)               ...................................................                 3.1
            315(d)               ...................................................               3.1(d)
            316(a)               ...................................................            1.1, 2.6, 5.4
            316(b)               ...................................................                 5.3
            316(c)               ...................................................            Inapplicable
            317(a)               ...................................................            Inapplicable
            317(b)               ...................................................            Inapplicable
            318(a)               ...................................................               2.1(b)



----------

* This Cross-Reference Table does not constitute part of the Convertible Debenture Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS AND INTERPRETATION..........................................................................2

   Section 1.1       Definitions and Interpretation...............................................................2

ARTICLE II TRUST INDENTURE ACT....................................................................................4

   Section 2.1       Trust Indenture Act; Application.............................................................4
   Section 2.2       Lists of Holders of Securities...............................................................4
   Section 2.3       Reports by the Convertible Debenture Guarantee Trustee.......................................5
   Section 2.4       Periodic Reports to Convertible Debenture Guarantee Trustee..................................5
   Section 2.5       Evidence of Compliance with Conditions Precedent.............................................5
   Section 2.6       Events of Default; Waiver....................................................................6
   Section 2.7       Event of Default; Notice.....................................................................6
   Section 2.8       Conflicting Interests........................................................................6

ARTICLE III POWERS, DUTIES AND RIGHTS OF  CONVERTIBLE DEBENTURE GUARANTEE TRUSTEE.................................6

   Section 3.1       Powers and Duties of the Convertible Debenture Guarantee Trustee.............................6
   Section 3.2       Certain Rights of Convertible Debenture Guarantee Trustee....................................8
   Section 3.3       Not Responsible for Recitals or Issuance of  Convertible Debenture Guarantee
                        Agreement................................................................................10

ARTICLE IV CONVERTIBLE DEBENTURE GUARANTEE TRUSTEE...............................................................11

   Section 4.1       Convertible Debenture Guarantee Trustee; Eligibility........................................11
   Section 4.2       Appointment, Removal and Resignation of Convertible Debenture Guarantee Trustee.............11

ARTICLE V GUARANTEE..............................................................................................12

   Section 5.1       Guarantee...................................................................................12
   Section 5.2       Execution and Delivery of Notation of Guarantees............................................15
   Section 5.3       Obligations Not Affected....................................................................15
   Section 5.4       Rights of Holders...........................................................................16
   Section 5.5       Limitations on Merger and Consolidation of Guarantor........................................17

ARTICLE VI SUBORDINATION.........................................................................................17

   Section 6.1       Guarantees Subordinated to Senior Indebtedness..............................................17
   Section 6.2       Payment Over of Proceeds Upon Dissolution, Etc..............................................18
   Section 6.3       Prior Payment to Senior Indebtedness Upon Acceleration of Convertible Debentures............19
   Section 6.4       No Payment When Senior Indebtedness in Default..............................................19
   Section 6.5       Payment Permitted in Certain Situations.....................................................20
   Section 6.6       Subrogation to Rights of Holders of Senior Indebtedness.....................................20


   Section 6.7       Provisions Solely to Define Relative Rights.................................................21
   Section 6.8       Trustee to Effectuate Subordination.........................................................21
   Section 6.9       No Waiver of Subordination Provisions.......................................................21
   Section 6.10      Notice to Convertible Debenture Guarantee Trustee...........................................22
   Section 6.11      Reliance on Judicial Order or Certificate of Liquidating Agent..............................22
   Section 6.12      Convertible Debenture Guarantee Trustee Not Fiduciary for Holders of Senior
                        Indebtedness.............................................................................23
   Section 6.13      Rights of Convertible Debenture Guarantee Trustee as Holder of Senior Indebtedness,
                        Preservation of Convertible Debenture Guarantee Trustee's Rights.........................23
   Section 6.14      Article Applicable to Paying Agents.........................................................23
   Section 6.15      Certain Conversions Deemed Payment..........................................................23

ARTICLE VII EFFECTS OF DEFEASANCE................................................................................24

   Section 7.1       Effects of Defeasance.......................................................................24

ARTICLE VIII INDEMNIFICATION.....................................................................................24

   Section 8.1       Exculpation.................................................................................24
   Section 8.2       Indemnification.............................................................................25
   Section 8.3       Fees and Expenses...........................................................................25

ARTICLE IX MISCELLANEOUS.........................................................................................25

   Section 9.1       Successors and Assigns......................................................................25
   Section 9.2       Amendments..................................................................................25
   Section 9.3       Notices.....................................................................................26
   Section 9.4       Benefit.....................................................................................27
   Section 9.5       Governing Law...............................................................................27

                    CONVERTIBLE DEBENTURE GUARANTEE AGREEMENT

         This GUARANTEE AGREEMENT (the "Convertible Debenture Guarantee Agreement"), dated as of June 26, 2002, is executed and delivered by WEATHERFORD INTERNATIONAL LTD., a Bermuda exempted company (the "Guarantor"), and JPMORGAN CHASE BANK, a New York banking corporation, as trustee, for the benefit of the Holders (as defined herein) from time to time of the Convertible Debentures (as defined herein) of WEATHERFORD INTERNATIONAL, INC., a Delaware corporation (the "Issuer").

                                    RECITALS:

         WHEREAS, the Issuer, formerly known as EVI, Inc., has heretofore executed and delivered to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as Trustee, an Indenture, dated as of October 15, 1997, as supplemented by the First Supplemental Indenture thereto, dated as of October 28, 1997 and the Second Supplemental Indenture thereto dated as of the date hereof, providing for the issuance from time to time of one or more series of the Issuer's Debentures; and

         WHEREAS, the Issuer has, in accordance with such First Supplemental Indenture, previously issued $402,500,000 aggregate original principal amount of its 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 (the "Convertible Debentures"); and

         WHEREAS, pursuant to the Agreement and Plan of Merger dated as of May 8, 2002 (the "Merger Agreement") among Guarantor, Weatherford U.S. Holdings, L.L.C., a Delaware limited liability company and an indirect, wholly owned subsidiary of Guarantor, Weatherford Merger Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Guarantor ("Sub"), and the Issuer, Sub has agreed to merge with and into the Issuer (the "Merger"), with the Issuer being the surviving corporation in the Merger, following which the Issuer will be an indirect, wholly owned subsidiary of Guarantor; and

         WHEREAS, in connection with such reorganization, the Guarantor has determined that it will be in the best interests of and beneficial to the Guarantor to enter into this Convertible Debenture Guarantee Agreement for the purposes of providing a subordinated guarantee of the Subordinated Debentures in accordance with the terms of this Convertible Debenture Guarantee Agreement; and

         WHEREAS, the provision of this Convertible Debenture Guarantee Agreement, and of the subordinated guarantee herein contained, by Guarantor for the benefit of the Holders in accordance herewith does not require the consent of any Holders; and

         WHEREAS, all things necessary have been done to make this Convertible Debenture Guarantee Agreement a valid agreement of the Issuer and the Guarantor, in accordance with its terms.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which the Guarantor hereby acknowledges, and which the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Convertible Debenture Guarantee Agreement for the benefit of the Holders and agrees as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         Section 1.1 Definitions and Interpretation. In this Convertible Debenture Guarantee Agreement, unless the context otherwise requires:

                  (a) capitalized terms used in this Convertible Debenture Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) terms defined in the Indenture as in effect at the date of execution of this Convertible Debenture Guarantee Agreement have the same meaning when used in this Convertible Debenture Guarantee Agreement unless otherwise defined in this Convertible Debenture Guarantee Agreement;

                  (c) a term defined anywhere in this Convertible Debenture Guarantee Agreement has the same meaning throughout;

                  (d) all references to "the Convertible Debenture Guarantee Agreement" or "this Convertible Debenture Guarantee Agreement," or to any other instrument, are to this Convertible Debenture Guarantee Agreement, or such instrument, as modified, supplemented or amended from time to time;

                  (e) all references in this Convertible Debenture Guarantee Agreement to Articles and Sections are to Articles and Sections of this Convertible Debenture Guarantee Agreement, unless otherwise specified;

                  (f) a term defined in the Trust Indenture Act (as defined below) has the same meaning when used in this Convertible Debenture Guarantee Agreement, unless otherwise defined in this Convertible Debenture Guarantee Agreement or unless the context otherwise requires; and

                  (g) a reference to the singular includes the plural and vice versa.

         "Convertible Debenture Guarantee Trustee" means JPMorgan Chase Bank, a New York banking corporation, until a Successor Convertible Debenture Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Convertible Debenture Guarantee Agreement and thereafter means each such Successor Convertible Debenture Guarantee Trustee.

         "Corporate Trust Office" means the office of the Convertible Debenture Guarantee Trustee at which the corporate trust business of the Convertible Debenture Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 450 West 33rd Street, New York, New York 10001.

         "Covered Person" means any Holder of Convertible Debentures and the Convertible Debenture Guarantee Trustee.

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Convertible Debenture Guarantee Agreement.

         "Guarantees" has the meaning specified in Section 5.1(a).

         "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Convertible Debentures; provided, however, that, in determining whether the holders of the requisite percentage of Convertible Debentures have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Person known to a Responsible Officer of the Convertible Debenture Guarantee Trustee to be an Affiliate of the Guarantor.

         "Indemnified Person" means the Convertible Debenture Guarantee Trustee, any Affiliate of the Convertible Debenture Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Convertible Debenture Guarantee Trustee.

         "Indenture" means the Indenture (the "Base Indenture") dated as of October 15, 1997, among the Issuer and JPMorgan Chase Bank, as trustee (the "Indenture Trustee"), as supplemented and amended by that certain First Supplemental Indenture (the "First Supplemental Indenture") between the Issuer and the Indenture Trustee dated as of October 28, 1997 and that certain Second Supplemental Indenture (the "Second Supplemental Indenture") among the Issuer, the Guarantor and the Indenture Trustee dated as of the date hereof, and any indenture supplemental thereto applicable to the Convertible Debentures (the Base Indenture, as so supplemented and amended, is referred to herein as the "Indenture").

         "Indenture Event of Default" shall mean any event specified in Section
5.1 of the Indenture.

         "Officers' Certificate" means, with respect to the Guarantor, a certificate signed by the Chairman, the President, a Vice President, the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Guarantor.

         "Responsible Officer" means, with respect to the Convertible Debenture Guarantee Trustee, any officer within the Corporate Trust Office of the Convertible Debenture Guarantee Trustee with direct responsibility for the administration of this Convertible Debenture Guarantee Agreement and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Senior Indebtedness" means, with respect to the Guarantor, (i) the principal, premium, if any, and interest in respect of (a) indebtedness of the Guarantor for money borrowed under any credit agreements, notes, guarantees or similar documents and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Guarantor, including, without limitation, all indebtedness and all obligations of the Company to pay fees and other amounts in connection therewith, and any refinancing thereof, including interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein; (ii) all capital lease obligations of the Guarantor; (iii) all obligations of the Guarantor incurred, issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Guarantor and all obligations of the Guarantor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
(iv) all obligations of the Guarantor for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;
(v) all obligations of the Guarantor (contingent or otherwise) with respect to interest rate or other swap, cap or collar agreements, oil or gas commodity hedge transactions or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instruments or agreements; (vi) all obligations of the types referred to in clauses (i) through (v) of other Persons for the payment of which the Guarantor is responsible or liable as obligor, guarantor, surety or otherwise; and (vii) all obligations of the types referred to in clauses (i) through (vi) of other Persons secured by any lien on any property or asset of the Guarantor (whether or not such obligation is assumed by the Guarantor), whether outstanding on the date of this Convertible Debenture Guarantee Agreement or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Guarantor, except for (A) any such indebtedness that is by its terms subordinated to or pari passu with the Guarantees, and (B) any indebtedness between the Guarantor and its Affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Guarantor that is a financing vehicle of the Guarantor (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, such preferred securities.

         "Successor Convertible Debenture Guarantee Trustee" means a successor Convertible Debenture Guarantee Trustee possessing the qualifications to act as Convertible Debenture Guarantee Trustee under Section 4.1.

                                   ARTICLE II

                               TRUST INDENTURE ACT

         Section 2.1 Trust Indenture Act; Application.

                  (a) This Convertible Debenture Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Convertible Debenture Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

                  (b) If and to the extent that any provision of this Convertible Debenture Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         Section 2.2 Lists of Holders of Securities.

                  (a) The Guarantor shall provide the Convertible Debenture Guarantee Trustee (unless the Convertible Debenture Guarantee Trustee is otherwise the registrar of the

         Convertible Debentures) with a list, in such form as the Convertible Debenture Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Convertible Debenture Guarantee Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and (ii) at such other times as the Convertible Debenture Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Convertible Debenture Guarantee Trustee in its capacity as Debenture Registrar under the Indenture.

         The Convertible Debenture Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Convertible Debenture Guarantee Trustee shall comply with its obligations under Section 311(a) of the Trust Indenture Act.

         Section 2.3 Reports by the Convertible Debenture Guarantee Trustee. The Convertible Debenture Guarantee Trustee shall in each year transmit to Holders such reports concerning the Convertible Debenture Guarantee Trustee and its actions under this Convertible Debenture Guarantee Agreement as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Convertible Debenture Guarantee Trustee shall, within sixty days after each May 15 following the date of this Convertible Debenture Guarantee Agreement transmit by mail to Holders a brief report, dated as of such May 15, which complies with the provisions of
Section 313(a).

         A copy of each such report shall, at the time of such transmission to Holders, be filed by the Convertible Debenture Guarantee Trustee with each stock exchange upon which any Debentures are listed, with the Commission and with the Guarantor. The Guarantor will promptly notify the Trustee when any Debentures are listed on any stock exchange or market center.

         Section 2.4 Periodic Reports to Convertible Debenture Guarantee Trustee. The Guarantor shall provide to the Convertible Debenture Guarantee Trustee such documents, reports and information, (if any) and the compliance certificate, required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Convertible Debenture Guarantee Trustee is for informational purposes only and the Convertible Debenture Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Convertible Debenture Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 2.5 Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Convertible Debenture Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Convertible Debenture Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

         Section 2.6 Events of Default; Waiver. The Holders of a majority in principal amount of Convertible Debentures may, as provided in the Indenture, by vote, on behalf of all Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Convertible Debenture Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         Section 2.7 Event of Default; Notice.

                  (a) The Convertible Debenture Guarantee Trustee shall, within 90 days after the occurrence of a default with respect to this Convertible Debenture Guarantee Agreement, mail by first class postage prepaid, to all Holders, notices of all defaults actually known to a Responsible Officer, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of default in the payment of any amounts due under the Guarantees, the Convertible Debenture Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or a Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Holders.

                  (b) The Convertible Debenture Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Convertible Debenture Guarantee Trustee shall have received written notice from the Guarantor, or a Responsible Officer charged with the administration of this Convertible Debenture Guarantee Agreement shall have obtained actual knowledge, of such Event of Default.

         Section 2.8 Conflicting Interests. The Indenture shall be deemed to be specifically described in this Convertible Debenture Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III

                          POWERS, DUTIES AND RIGHTS OF
                     CONVERTIBLE DEBENTURE GUARANTEE TRUSTEE

         Section 3.1 Powers and Duties of the Convertible Debenture Guarantee Trustee.

                  (a) This Convertible Debenture Guarantee Agreement shall be held by the Convertible Debenture Guarantee Trustee for the benefit of the Holders, and the Convertible Debenture Guarantee Trustee shall not transfer this Convertible Debenture Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor Convertible Debenture Guarantee Trustee on acceptance by such Successor Convertible Debenture Guarantee Trustee of its appointment to act as Successor Convertible Debenture Guarantee Trustee. The right, title and interest of the Convertible Debenture Guarantee Trustee shall automatically vest in any Successor Convertible Debenture Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Convertible Debenture Guarantee Trustee.

                  (b) If an Event of Default actually known to a Responsible Officer charged with the administration of this Convertible Debenture Guarantee Agreement has occurred and is continuing, the Convertible Debenture Guarantee Trustee shall enforce this Convertible Debenture Guarantee Agreement for the benefit of the Holders.

                  (c) The Convertible Debenture Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Convertible Debenture Guarantee Agreement, and no implied covenants shall be read into this Convertible Debenture Guarantee Agreement against the Convertible Debenture Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer, the Convertible Debenture Guarantee Trustee shall exercise such of the rights and powers vested in it by this Convertible Debenture Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Convertible Debenture Guarantee Agreement shall be construed to relieve the Convertible Debenture Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) prior to the occurrence of any Event of Default
                  and after the curing or waiving of all such Events of Default that may have occurred:

                                    (A) the duties and obligations of the
                           Convertible Debenture Guarantee Trustee shall be determined solely by the express provisions of this Convertible Debenture Guarantee Agreement, and the Convertible Debenture Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Convertible Debenture Guarantee Agreement, and no implied covenants or obligations shall be read into this Convertible Debenture Guarantee Agreement against the Convertible Debenture Guarantee Trustee; and

                                    (B) in the absence of bad faith on the part
                           of the Convertible Debenture Guarantee Trustee, the Convertible Debenture Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Convertible Debenture Guarantee Trustee and conforming to the requirements of this Convertible Debenture Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Convertible Debenture Guarantee Trustee, the Convertible Debenture Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Convertible Debenture Guarantee Agreement;

                           (ii) the Convertible Debenture Guarantee Trustee
                  shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Convertible Debenture Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                           (iii) the Convertible Debenture Guarantee Trustee
                  shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Convertible Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Convertible Debenture Guarantee Trustee, or exercising any trust or power conferred upon the Convertible Debenture Guarantee Trustee under this Convertible Debenture Guarantee Agreement; and

                           (iv) no provision of this Convertible Debenture
                  Guarantee Agreement shall require the Convertible Debenture Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Convertible Debenture Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Convertible Debenture Guarantee Agreement or indemnity, reasonably satisfactory to the Convertible Debenture Guarantee Trustee, against such risk or liability is not reasonably assured to it.

         Section 3.2 Certain Rights of Convertible Debenture Guarantee Trustee.

                  (a) Subject to the provisions of Section 3.1:

                           (i) The Convertible Debenture Guarantee Trustee may
                  conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                           (ii) Any direction or act of the Guarantor
                  contemplated by this Convertible Debenture Guarantee Agreement may be sufficiently evidenced by an Officers' Certificate.

                           (iii) Whenever, in the administration of this
                  Convertible Debenture Guarantee Agreement, the Convertible Debenture Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Convertible Debenture Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                           (iv) The Convertible Debenture Guarantee Trustee
                  shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                           (v) The Convertible Debenture Guarantee Trustee may
                  consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Convertible Debenture Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Convertible Debenture Guarantee Agreement from any court of competent jurisdiction.

                           (vi) The Convertible Debenture Guarantee Trustee
                  shall be under no obligation to exercise any of the rights or powers vested in it by this Convertible Debenture Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Convertible Debenture Guarantee Trustee such security and indemnity, reasonably satisfactory to the Convertible Debenture Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Convertible Debenture Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Convertible Debenture Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Convertible Debenture Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Convertible Debenture Guarantee Agreement.

                           (vii) The Convertible Debenture Guarantee Trustee
                  shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Convertible Debenture Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                           (viii) The Convertible Debenture Guarantee Trustee
                  may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Convertible Debenture Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                           (ix) Any action taken by the Convertible Debenture
                  Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Convertible Debenture Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Convertible Debenture Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Convertible Debenture Guarantee Agreement, both of which shall be conclusively evidenced by the Convertible Debenture Guarantee Trustee's or its agent's taking such action.

                           (x) Whenever in the administration of this
                  Convertible Debenture Guarantee Agreement the Convertible Debenture Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Convertible Debenture Guarantee Trustee (i) may request instructions from the Holders of a majority in principal amount of the Convertible Debentures, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                           (xi) The Convertible Debenture Guarantee Trustee
                  shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Convertible Debenture Guarantee Agreement.

                  (b) No provision of this Convertible Debenture Guarantee Agreement shall be deemed to impose any duty or obligation on the Convertible Debenture Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Convertible Debenture Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Convertible Debenture Guarantee Trustee shall be construed to be a duty.

         Section 3.3 Not Responsible for Recitals or Issuance of Convertible Debenture Guarantee Agreement. The recitals contained in this Convertible Debenture Guarantee Agreement shall be taken as the statements of the Guarantor, and the Convertible Debenture Guarantee Trustee does not assume any responsibility for their correctness. The Convertible Debenture Guarantee Trustee makes no representation as to the validity or sufficiency of this Convertible Debenture Guarantee.

                                   ARTICLE IV

                     CONVERTIBLE DEBENTURE GUARANTEE TRUSTEE

         Section 4.1 Convertible Debenture Guarantee Trustee; Eligibility.

                  (a) There shall at all times be a Convertible Debenture Guarantee Trustee which shall:

                           (i) not be an Affiliate of the Guarantor; and

                           (ii) be a Person organized and doing business under
                  the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Convertible Debenture Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Convertible Debenture Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Convertible Debenture Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Convertible Debenture Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         Section 4.2 Appointment, Removal and Resignation of Convertible Debenture Guarantee Trustee.

                  (a) Subject to Section 4.2(b), the Convertible Debenture Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

                  (b) The Convertible Debenture Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Convertible Debenture Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Convertible Debenture Guarantee Trustee and delivered to the Guarantor.

                  (c) The Convertible Debenture Guarantee Trustee shall hold office until a Successor Convertible Debenture Guarantee Trustee shall have been appointed or until its removal or resignation. The Convertible Debenture Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Convertible Debenture Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Convertible Debenture Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Convertible Debenture Guarantee Trustee and delivered to the Guarantor and the resigning Convertible Debenture Guarantee Trustee.

                  (d) If no Successor Convertible Debenture Guarantee Trustee shall have been appointed and accepted appointment as provided in this
         Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Convertible Debenture Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Convertible Debenture Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Convertible Debenture Guarantee Trustee.

                  (e) No Convertible Debenture Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Convertible Debenture Guarantee Trustee.

                  (f) Upon termination of this Convertible Debenture Guarantee Agreement or removal or resignation of the Convertible Debenture Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Convertible Debenture Guarantee Trustee all amounts due to the Convertible Debenture Guarantee Trustee accrued to the date of such termination, removal or resignation.

                                    ARTICLE V

                                    GUARANTEE


         Section 5.1 Guarantee.

                  (a) For value received, the Guarantor hereby fully, irrevocably, unconditionally and absolutely guarantees to the Holders of the Convertible Debentures and to the Convertible Debenture Guarantee Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Convertible Debentures, and all other amounts due and payable under the Indenture and the Convertible Debentures by the Issuer to the Indenture Trustee or the Holders (including, without limitation, all costs and expenses (including reasonable legal fees and disbursements) incurred by the Convertible Debenture Trustee, the Indenture Trustee or the Holders in connection with the enforcement of the Indenture and the Guarantees) (collectively, the "Indenture Obligations"), when and as such principal, premium, if any, interest, and other amounts shall become due and payable, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, according to the terms of the Convertible Debentures and the Indenture. The guarantees by the Guarantor set forth in this Article V are referred to herein as the "Guarantees". Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the

         Indenture Obligations and would be owed by the Issuer to the Indenture Trustee or the Holders under the Indenture and the Convertible Debentures but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuer.

                  (b) Failing payment when due of any amount guaranteed pursuant to the Guarantees, for whatever reason, the Guarantor will be obligated to pay the same immediately to the Convertible Debenture Guarantee Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise). Each Guarantee hereunder is intended to be a general, unsecured obligation of the Guarantor, subordinated in right of payment pursuant to the subordination provisions of this Convertible Debenture Guarantee Agreement. The Guarantor hereby agrees that, to the fullest extent permitted by applicable law, its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Convertible Debentures, the Guarantees or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Convertible Debentures, or any other amounts payable under the Indenture and the Convertible Debentures by the Issuer to the Indenture Trustee or the Holders, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Convertible Debenture Guarantee Trustee on behalf of the Holders or, subject to Section 5.4 hereof, by the Holders, on the terms and conditions set forth in this Convertible Debenture Guarantee Agreement, directly against the Guarantor to enforce the Guarantees without first proceeding against the Issuer.

                  (c) To the fullest extent permitted by applicable law, the obligations of the Guarantor under this Article V shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Issuer or the Guarantor contained in any of the Convertible Debentures or the Indenture, (ii) any impairment, modification, release or limitation of the liability of the Issuer, the Guarantor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Issuer, the Guarantor, the Indenture Trustee or the Convertible Debenture Guarantee Trustee of any rights or remedies under any of the Convertible Debentures, the Guarantees or the Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of the Convertible Debentures, including all or any part of the rights of the Issuer or the Guarantor under the Indenture or this Convertible Debenture Guarantee Agreement, (v) the extension of the time for payment by the Issuer or the Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of the Convertible Debentures, the Guarantees or the Indenture or of the time for performance by the Issuer or the Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof,
         (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Issuer or the Guarantor set forth in the Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, rehabilitation or relief of, or other similar proceeding affecting, the Issuer or any of the Guarantor or any of their respective assets, or the disaffirmance of any of the Convertible Debentures, the Guarantees or the Indenture in any such proceeding, (viii) the release or discharge of the Issuer or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of the Convertible Debentures, the Guarantees or the Indenture,
         (x) any change in the name, business, capital structure, corporate existence, or ownership of the Issuer or the Guarantor, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or the Guarantor.

                  (d) To the fullest extent permitted by applicable law, the Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Issuer or the Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantees may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantees without notice to them and (iii) covenants that its Guarantee will not be discharged except by complete performance of the Guarantees. To the fullest extent permitted by applicable law, the Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to any Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Guarantor, such Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantees shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

                  (e) The Guarantor shall be subrogated to all rights of the Holders and the Indenture Trustee against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of this Convertible Debenture Guarantee Agreement; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of the Convertible Debentures until all of the Convertible Debentures and the Guarantees thereof and all other Indenture Obligations shall have been indefeasibly paid in full or discharged.

                  (f) A director, officer, employee or stockholder, as such, of the Guarantor shall not have any liability for any obligations of the Guarantor under this Convertible Debenture Guarantee Agreement or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

                  (g) No failure to exercise and no delay in exercising, on the part of the Convertible Debenture Guarantee Trustee, the Indenture Trustee or the Holders, any right, power, privilege or remedy under this Article V and the Guarantees shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity. Nothing contained in this Article V shall limit the right of the Convertible Debenture Guarantee Trustee, the Indenture Trustee or the Holders to take any action to accelerate the maturity of the Convertible Debentures pursuant to the Indenture or to pursue any rights or remedies hereunder or under applicable law.

         Section 5.2 Execution and Delivery of Notation of Guarantees.

         To further evidence the Guarantees, the Guarantor hereby agrees that a notation of such Guarantees may be endorsed on each Convertible Debenture authenticated and delivered by the Indenture Trustee and executed by either manual or facsimile signature of an officer of the Guarantor.

         The Guarantor hereby agrees that its Guarantees shall remain in full force and effect notwithstanding any failure to endorse on any Convertible Debenture a notation relating to the Guarantee thereof.

         If an officer of a Guarantor whose signature is on this Convertible Debenture Guarantee Agreement or a Convertible Debenture no longer holds that office at the time the Indenture Trustee authenticates such Convertible Debenture or at any time thereafter, the Guarantor's Guarantee of such Convertible Debenture shall be valid nevertheless.

         The delivery of any Convertible Debenture by the Indenture Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Guarantees set forth in this Subordinated Debenture Guarantee Agreement on behalf of the Guarantor.

         Section 5.3 Obligations Not Affected. To the fullest extent permitted by applicable law, the obligations, covenants, agreements and duties of the Guarantor under this Convertible Debenture Guarantee Amount shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to a Convertible Debenture to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of any sums payable under the terms of a Convertible Debenture or the extension of time for the performance of any other obligation under, arising out of, or in connection with, a Convertible Debenture;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of a Convertible Debenture, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, a Convertible Debenture;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Indenture Obligations shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

         Section 5.4 Rights of Holders.

                  (a) The Holders of a majority in principal amount of the Convertible Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Convertible Debenture Guarantee Trustee in respect of this Convertible Debenture Guarantee Agreement or exercising any trust or power conferred upon the Convertible Debenture Guarantee Trustee under this Convertible Debenture Guarantee Agreement.

                  (b) If the Convertible Debenture Guarantee Trustee fails to enforce this Convertible Debenture Guarantee Agreement, any Holder may institute a legal proceeding directly against the Guarantor to enforce the Convertible Debenture Guarantee Trustee's rights under this Convertible Debenture Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Convertible Debenture Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

         Section 5.5 Limitations on Merger and Consolidation of Guarantor.

                  (a) The Guarantor shall not, so long as any Convertible Debentures are Outstanding, consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, unless:

                                    (A) The Person formed by such consolidation
                           or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be an exempted company, corporation, partnership, limited liability company or trust and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Convertible Debenture Guarantee Trustee, in form satisfactory to the Convertible Debenture Guarantee Trustee, the obligations of the Guarantor hereunder;

                                    (B) immediately after giving effect to such
                           transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                                    (C) the Guarantor has delivered to the
                           Convertible Debenture Guarantee Trustee an officers' certificate of the Guarantor and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental agreement comply with this Section 5.5(a) and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  (b) Upon any consolidation of the Guarantor with, or merger of the Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Guarantor substantially as an entirety to any other Person in accordance with Section 5.5(a), the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Convertible Debenture Guarantee Agreement with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and such Securities and coupons and may liquidate and dissolve.

                                   ARTICLE VI

                                  SUBORDINATION

         Section 6.1 Guarantees Subordinated to Senior Indebtedness The Guarantor covenants and agrees, and each Holder, by the Holder's acceptance of a Guarantee, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Guarantees is hereby expressly made subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor, whether outstanding at the date of this Convertible Debenture Guarantee Agreement or thereafter incurred. No provision of this Article shall prevent the occurrence of any default or Event of Default hereunder.

         Section 6.2 Payment Over of Proceeds Upon Dissolution, Etc. Upon any payment by the Guarantor or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Guarantor shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Guarantor on account of any Indenture Obligations; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Guarantor, or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, which the Holders of the Convertible Debentures or the Trustee would be entitled to receive from the Guarantor, except for the provisions of this Article, shall be paid by the Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, or by the Holders of the Convertible Debentures or by the Convertible Debenture Guarantee Trustee or the Indenture Trustee hereunder or under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Guarantor (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Guarantor) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the Convertible Debentures, the Convertible Debenture Guarantee Trustee or to the Indenture Trustee.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Convertible Debenture Guarantee Trustee, the Indenture Trustee or any Holder of the Convertible Debentures before all Senior Indebtedness of the Guarantor is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Guarantor, for application to the payment of all Senior Indebtedness of the Guarantor, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

         For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Guarantor as reorganized or readjusted, or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Guarantees are so subordinated as provided in this Article. The consolidation of the Guarantor with, or the merger of the Guarantor into, another Person or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article V shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Guarantor for the purposes of this Section if the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article V.

         Section 6.3 Prior Payment to Senior Indebtedness Upon Acceleration of Convertible Debentures. In the event that any Convertible Debentures are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness outstanding at the time the Convertible Debentures become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision shall be made for such payment in cash, before the Covered Persons are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Guarantor being subordinated to the payment of the Guarantees) by the Guarantor on account of the Indenture Obligations or on account of the purchase or other acquisition of Convertible Debentures.

         In the event that, notwithstanding the foregoing, the Guarantor shall make any payment to the Convertible Debenture Guarantee Trustee, the Indenture Trustee or the Holder of any Guarantee prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Convertible Debenture Guarantee Trustee, Indenture Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor.

         Section 6.4 No Payment When Senior Indebtedness in Default. In the event and during the continuation of any default by the Guarantor in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Guarantor, as the case may be, beyond any applicable grace period with respect thereto, or in the event that the maturity of any Senior Indebtedness of the Guarantor, as the case may be, has been accelerated because of a default, then, in any such case, no payment shall be made by the Guarantor with respect to the Guarantees until such default is cured or waived or ceases to exist or any such acceleration or demand for payment has been rescinded.

         No payment shall be made with respect to the Guarantees if a default, other than a payment default, on Senior Indebtedness occurs and is continuing that then permits the lenders to accelerate its maturity and the Convertible Debenture Guarantee Trustee receives a notice of the default (a "Payment Blockage Notice") from the Guarantor. If the Trustee receives any Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (a) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and (b) all scheduled payments of principal, premium, if any, and interest on the Convertible Debentures that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Convertible Debenture Guarantee Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         The Guarantor may make payments in respect of the Guarantees upon the earlier of: (x) the date upon which the default is cured or waived or ceases to exist or (y) 179 days pass after a Payment Blockage Notice is received by the Trustee if the maturity of the Senior Indebtedness has not been accelerated, unless this Section 6.4 otherwise prohibits the payment or distribution at the time of such payment or distribution.

         In the event that, notwithstanding the foregoing, any payment shall be received by the Convertible Debenture Guarantee Trustee when such payment is prohibited by the preceding paragraphs of this Section 6.4, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of the Senior Indebtedness.

         Section 6.5 Payment Permitted in Certain Situations. Nothing contained in this Article or elsewhere in this Convertible Debenture Guarantee Agreement shall prevent (a) the Guarantor, at any time except during the pendency of any dissolution, winding-up, liquidation or reorganization of the Guarantor, whether voluntary or involuntary or any bankruptcy, insolvency, receivership or other proceedings of the Guarantor referred to in Section 6.2 or under the conditions described in Section 6.3 or 6.4, from making payments at any time on the Guarantees, or (b) the application by the Convertible Debenture Guarantee Trustee of any money deposited with it hereunder to the payment of or on account of the Guarantees or the retention of such payment by the Holders, if, at the time of such application by the Convertible Debenture Guarantee Trustee, it did not have actual knowledge that such payment would have been prohibited by the provisions of this Article.

         Section 6.6 Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the rights of the Holders of Guarantees shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of indebtedness of the Guarantor which by its express terms is subordinated to indebtedness of the Guarantor to substantially the same extent as the Guarantees are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Convertible Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of Guarantees or the

Convertible Debenture Guarantee Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to or for the benefit of the holders of Senior Indebtedness by Holders of Guarantees or the Convertible Debenture Guarantee Trustee, shall, as among the Guarantor, its creditors other than holders of Senior Indebtedness and the Holders of Guarantees, be deemed to be a payment or distribution by the Guarantor to or on account of the Senior Indebtedness.

         Section 6.7 Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Covered Persons on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Convertible Debenture Guarantee Agreement is intended to or shall (a) impair, as among the Guarantor, its creditors other than holders of Senior Indebtedness and the Covered Persons, the obligation of the Guarantor, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Guarantor), to pay to the Covered Persons the amounts due thereunder as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Guarantor of the Covered Persons and creditors of the Guarantor, as the case may be, other than the holders of Senior Indebtedness; or (c) prevent the Convertible Debenture Guarantee Trustee or the Holder of any Guarantee from exercising all remedies otherwise permitted by applicable law upon default under this Convertible Debenture Guarantee Agreement, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Convertible Debenture Guarantee Trustee or such Holder.

         Section 6.8 Trustee to Effectuate Subordination. Each Covered Person by its acceptance thereof authorizes and directs the Convertible Debenture Guarantee Trustee on such Covered Person's to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Convertible Debenture Guarantee Trustee such Holder's attorney-in-fact for any and all such purposes.

         Section 6.9 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Convertible Debenture Guarantee Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Convertible Debenture Guarantee Trustee or the Covered Persons, without incurring responsibility to the Covered Persons and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Covered Persons to the holders of Senior Indebtedness do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Guarantor and any other Person.

         Section 6.10 Notice to Convertible Debenture Guarantee Trustee. The Guarantor shall give prompt written notice to the Convertible Debenture Guarantee Trustee located at the Corporate Trust Office of any fact known to the Guarantor which would prohibit the making of any payment to or by the Convertible Debenture Guarantee Trustee in respect of the Guarantees pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provision of this Convertible Debenture Guarantee Agreement, the Convertible Debenture Guarantee Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Convertible Debenture Guarantee Trustee in respect of the Guarantees pursuant to the provisions of this Article, unless and until a Responsible Officer of the Convertible Debenture Guarantee Trustee shall have received at its Corporate Trust Office written notice thereof from the Guarantor or a holder or holders of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Convertible Debenture Guarantee Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Convertible Debenture Guarantee Trustee shall have not received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose, then, anything herein contained to the contrary notwithstanding, the Convertible Debenture Guarantee Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to such date.

         The Convertible Debenture Guarantee Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Convertible Debenture Guarantee Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Convertible Debenture Guarantee Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Convertible Debenture Guarantee Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Convertible Debenture Guarantee Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Section 6.11 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Guarantor referred to in this Article, the Convertible Debenture Guarantee Trustee and the Covered Persons shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receivership, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Convertible Debenture Guarantee Trustee or to the

Covered Persons, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Guarantor, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         Section 6.12 Convertible Debenture Guarantee Trustee Not Fiduciary for Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Convertible Debenture Guarantee Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Convertible Debenture Guarantee Agreement against the Convertible Debenture Guarantee Trustee. Except with respect to Section 6.4, the Convertible Debenture Guarantee Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Covered Persons or to the Guarantor or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

         Section 6.13 Rights of Convertible Debenture Guarantee Trustee as Holder of Senior Indebtedness, Preservation of Convertible Debenture Guarantee Trustee's Rights. The Convertible Debenture Guarantee Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Convertible Debenture Guarantee Agreement shall deprive the Convertible Debenture Guarantee Trustee of any of its rights as such holder.

         Nothing in this Article shall subordinate to Senior Indebtedness the claims of, or payments to, the Convertible Debenture Guarantee Trustee under or pursuant to Sections 8.2 or 8.3.

         Section 6.14 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Convertible Debenture Guarantee Trustee shall have been appointed by the Guarantor and be then acting hereunder, the term "Convertible Debenture Guarantee Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Convertible Debenture Guarantee Trustee.

         Section 6.15 Certain Conversions Deemed Payment. For the purposes of this Article only, (a) the issuance and delivery of junior securities (or cash paid in lieu of fractional shares) upon conversion of Convertible Debentures in accordance with the Indenture, or pursuant to the terms set forth in an Officers' Certificate, shall not be deemed to constitute a payment or distribution on account of the Guarantees or on account of the purchase or other acquisition of Convertible Debentures, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities and cash paid in lieu of fractional shares) upon conversion of a Convertible Debenture shall be deemed to constitute payment on account of the principal of such Convertible Debenture. For the purposes of this Section, the term "junior securities" means
(i)
shares of any stock of any class of the Guarantor and (ii) securities of the Guarantor which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Convertible Debentures are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Convertible Debenture Guarantee Agreement is intended to or shall impair, as among the Guarantor, its creditors other than holders of Senior Indebtedness and the Covered Persons, the right, which is absolute and unconditional, of the Holder of any Convertible Debenture to convert such Convertible Debenture in accordance with the Indenture.

                                   ARTICLE VII

                              EFFECTS OF DEFEASANCE

         Section 7.1 Effects of Defeasance. Upon any defeasance in accordance with Section 4.4 of the Indenture of the Convertible Debentures, the Guarantor shall be discharged from its obligations hereunder in respect of the Guarantees to the same extent and subject to the same conditions as the Issuer is released from its obligations under the Indenture in respect of the Convertible Debentures. Upon any covenant defeasance in accordance with Section 4.5 of the Indenture of the Convertible Debentures, the Guarantor shall be discharged from its obligations under Section 5.5(a) hereof to the same extent and subject to the same conditions as the Issuer is released from its obligations in respect of the Convertible Debentures under Section 4.5 of the Indenture.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1 Exculpation.

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, expense, liability, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person, in the absence of bad faith, in accordance with this Convertible Debenture Guarantee Agreement and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Convertible Debenture Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

         Section 8.2 Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Convertible Debenture Guarantee Agreement or the earlier resignation or removal of the Convertible Debenture Guarantee Trustee.

         Section 8.3 Fees and Expenses. The guarantor covenants and agrees to pay to the Convertible Debenture Guarantee Trustee from time to time, and the Convertible Debenture Guarantee Trustee shall be entitled to, the fees and expenses agreed in writing between the Guarantor and the Convertible Debenture Guarantee Trustee, and will further pay or reimburse the Convertible Debenture Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Convertible Debenture Guarantee Trustee in accordance with any of the provisions hereof or any other documents executed in connection herewith (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ). The obligations of the Guarantor under this Section 8.3 to compensate the Convertible Debenture Guarantee Trustee for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge of this Convertible Debenture Guarantee Agreement or the earlier resignation or removal of the Convertible Debenture Guarantee Trustee.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Successors and Assigns. All guarantees and agreements contained in this Convertible Debenture Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders then outstanding.

         Section 9.2 Amendments. Except with respect to any supplements required hereunder to evidence the succession of a new Guarantor in accordance with
Section 5.3 hereof or to evidence the succession of a new Convertible Debenture Guarantee Trustee hereunder, and (2) any changes that do not materially adversely affect the rights of Holders (in either of which cases no consent of Holders will be required), this Convertible Debenture Guarantee Agreement may only be amended with the prior approval of the Holders of a majority in principal amount of the Convertible Debentures. The provisions of the Indenture with respect to consents to amendments thereof (whether at a meeting or otherwise) shall apply to the giving of such approval. Prior to the execution of any amendment to this Convertible Debenture Guarantee Agreement, the Convertible Debenture Guarantee Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Convertible Debenture Guarantee Agreement and that all conditions precedent to such execution and delivery have been satisfied. The Convertible Debenture Guarantee Trustee may, but shall not be obligated to, enter into any such amendment which affects the Convertible Debenture Guarantee Trustee's and the holders' rights, duties or immunities under this Convertible Debenture Guarantee Agreement.

         Section 9.3 Notices. All notices provided for in this Convertible Debenture Guarantee Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

                  (a) If given to the Issuer, at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders and the Convertible Debenture Guarantee Trustee):

                           Weatherford International, Inc.
                           515 Post Oak, Suite 600
                           Houston, TX  77027
                               Attention: General Counsel
                               Telecopy:  (713) 693-4484

                  (b) If given to the Convertible Debenture Guarantee Trustee, at the Convertible Debenture Guarantee Trustee's Corporate Trust Office, Attention Institutional Trust Services (or such other address as the Convertible Debenture Guarantee Trustee may give notice of to the Holders and the Issuer).

                  (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders and the Convertible Debenture Guarantee Trustee):

                           Weatherford International Ltd.
                           c/o Weatherford International, Inc.
                           515 Post Oak, Suite 600
                           Houston, TX  77027
                               Attention:  General Counsel
                               Telecopy:  (713) 693-4484

                  (d) If given to any Holder, at the address set forth on the books and records of the Issuer.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         Section 9.4 Benefit. This Convertible Debenture Guarantee Agreement is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Convertible Debentures.

         Section 9.5 Governing Law. THIS CONVERTIBLE DEBENTURE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         THIS CONVERTIBLE DEBENTURE GUARANTEE AGREEMENT is executed as of the day and year first above written.



                                        WEATHERFORD INTERNATIONAL LTD., as
                                        Guarantor


                                        By: /s/ BURT M. MARTIN
                                            ------------------------------------
                                        Name:    Burt M. Martin
                                                 -------------------------------
                                        Title:   Director
                                                 -------------------------------



                                        JPMORGAN CHASE BANK, as Convertible
                                        Debenture Guarantee Trustee


                                        By: /s/ W.B. DODGE
                                            ------------------------------------
                                        Name:    W.B. Dodge
                                                 -------------------------------
                                        Title:   Vice President
                                                 -------------------------------